                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                Date of report (date of earliest event reported):
                                   May 7, 2002


                       Daisytek International Corporation
               (Exact Name of Registrant as Specified in Charter)


           Delaware                  0-25400                  75-2421746
       ---------------             ------------            -------------------
       (State or other             (Commission             (I.R.S. Employer
       jurisdiction of             File Number)            Identification No.)
       incorporation)


                    1025 Central Expressway South, Suite 200
                               Allen, Texas 75013
          (Address of Principal Executive Offices, including zip code)


                                 (972) 881-4700
              (Registrant's Telephone Number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

                           On May 7, 2002, Daisytek International Corporation
                  ("Daisytek") issued a press release, included herewith as
                  Exhibit 99.1, announcing its intention to make a cash offer for all of the ordinary share capital of ISA International plc ("ISA"), a pan-European distributor of computer supplies, which indirectly owns 47% of Kingfield Heath Ltd., a U.K.-based wholesaler of office products. The directors of ISA intend to unanimously recommend Daisytek's proposed offer for ISA, and as of May 7, 2002, ISA shareholders holding approximately 56.5% of ISA's ordinary share capital have irrevocably committed to accept the offer. ISA's current market capitalization at the cash offer price of 7.5 pence (or approximately $0.11) per ordinary share is $6.4 million. Under the offer, ISA shareholders will also be offered a share alternative in unregistered Daisytek common stock.

                           During September 2001, Daisytek invested 8.0 million
                  British pounds (or approximately $11.4 million) in preference shares of ISA convertible into 50% plus one share of ISA at Daisytek's option at any time over a period of five years. Daisytek receives a quarterly variable rate cumulative preferential dividend. ISA did not pay the preference dividend due to Daisytek on April 1, 2002. Failure to pay a preference dividend for more than 14 days after its due date constitutes an event of default under ISA's articles of association, unless waived by Daisytek. Daisytek had agreed to waive the outstanding payment, but this agreement to waive expired on May 6, 2002. As a result of this event of default, as of May 7, 2002, Daisytek is entitled to vote its preference shares on an as-converted basis (50% plus one share) and to appoint to the board of ISA a number of directors equivalent to 50%.

                           Because of Daisytek's ability to vote its preference
                  shares on an as-converted basis, entitling Daisytek to majority voting control, and because the Company has received irrevocable commitments from ISA shareholders holding approximately 56.5% of ISA's ordinary share capital to accept the intended offer, Daisytek has acquired control of ISA effective as of May 7, 2002 and, accordingly, will use consolidation accounting for its investment in ISA effective May 7, 2002.

                           The announcement by Daisytek of its intention to make
                  an offer for ISA included herewith as Exhibit 99.1, which was distributed in the United States, does not contain the full text of the announcement released in the U.K. A copy of the announcement released in the U.K. is included herewith as
                  Exhibit 99.2. Daisytek furnished the UK offer announcement to the Securities and Exchange Commission on Form CB on May 8, 2002.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Business Acquired.

                  Historical financial statements for ISA will be provided by amendment to this Current Report on Form 8-K within 75 days of the date of this report.

         (b)      Pro Forma Financial Information.

                  Pro forma financial information reflecting the consolidation of the results of ISA will be provided by amendment to this Current Report on Form 8-K within 75 days of the date of this report.

         (c)      Exhibits.

                  99.1 Press Release dated May 7, 2002.

                  99.2 U.K. Offer Announcement dated May 7, 2002.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                DAISYTEK INTERNATIONAL CORPORATION


                                By: /s/ RALPH MITCHELL
                                   -----------------------------------------
                                        Ralph Mitchell
                                        Chief Financial Officer,
                                        Executive Vice President - Finance

Dated: May 22, 2002



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                                Index to Exhibits

Exhibit
Number          Description
-------         -----------

99.1            Press Release dated May 7, 2002.

99.2            U.K. Offer Announcement dated May 7, 2002.